Exhibit 10.4

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT, dated as of Oct 9, 2002 (the “Agreement”), is made by FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation (“Borrower”), in favor of GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation.

AGREEMENT

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.          Definitions. Initially capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in that certain Loan Agreement dated as of the date of this Agreement between Borrower and Lender, as the same may be amended from time to time (the “Loan Agreement”). In addition, the following terms shall have the following meanings for all purposes of this Agreement:

“Environmental Condition” means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against any of the Borrower Parties, Lessee Parties or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

“Environmental Insurer” means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lender may select, and its successors and assigns.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials or USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or USTs or relating to liability for or costs of Remediation or prevention of Releases. “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 etseq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs), 42 U.S.C. §§6901 etseq.; the Clean Water Act, 33 U.S.C. §§ 1251 etseq.; the Clean Air Act, 42 U.S.C. §§ 7401 etseq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 etseq.; the Safe Drinking Water Act, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. § 4321 et seq. “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law; conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials or USTs in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials or USTs in, on, under or above the Premises.

“Environmental Liens” has the meaning set forth in Section 2(i).

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“Environmental Policy” means the environmental insurance policy issued by Environmental Insurer to Lender with respect to the Premises, which Environmental Policy shall be in form and substance satisfactory to Lender in its sole discretion.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or any of the Borrower Parties.

“Hazardous Materials” means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

“Indemnified Parties” means Lender, Environmental Insurer, the trustee under the Mortgage, if applicable, and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by any of the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Premises, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnity Agreements” means all indemnity agreements executed for the benefit of any of the Borrower Parties, Lessee Parties or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials or USTs, including, without limitation, the right to receive payments under such indemnity agreements.

“Permitted Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which the Premises is located.

“Premises” means the parcel or parcels of real property legally described on the attached Exhibit A, together with all rights, privileges and appurtenances therewith and all buildings, fixtures, tangible personal property (including, without limitation, equipment) and other improvements now or hereafter located on such real estate (whether or not affixed to the real estate).

“Questionnaire” means the environmental questionnaire completed on behalf of the Borrower Parties with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policy.

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“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or USTs.

“Remediation” means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials or USTs required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials or USTs.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

“USTs” means any one or combination of below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances.

2.           Representations and Warranties. Borrower represents and warrants to Lender and Environmental Insurer, which representations and warranties shall survive the execution and delivery of this Agreement, that, except as disclosed in the Questionnaire:

(a)          Neither the Premises nor any of the Borrower Parties are in violation of, or subject to, any pending or, to Borrower’s actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises;

(b)          All permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises by reason of any Environmental Laws have been obtained;

(c)          No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about the Premises, except in Permitted Amounts;

(d)          The Premises does not contain Hazardous Materials, except in Permitted Amounts, and all USTs located on or about the Premises, if any, are in full compliance with all Environmental Laws;

(e)          There is no threat of any Release migrating to the Premises in excess of Permitted Amounts;

(f)          There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises;

(g)          None of the Borrower Parties has received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or USTs or Remediation thereof in excess of Permitted Amounts, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;

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(h)          All information known to any of the Borrower Parties or contained in the files of any of the Borrower Parties relating to any Environmental Condition, Releases of Hazardous Materials or USTs in, on, under or from the Premises, other than in Permitted Amounts, has been provided to Lender, including, without limitation, information relating to all prior Remediation;

(i)          The Premises has been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the “Environmental Liens”); and none of the Borrower Parties has allowed any tenant or other user of the Premises to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Premises), impaired the value of the Premises in any material respect, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Premises; and

(j)          The information and disclosures in the Questionnaire are true, correct and complete in all material respects, and the person or persons executing the Questionnaire were duly authorized to do so.

3.           Covenants. Borrower covenants as follows to Lender and Environmental Insurer from and after the execution and delivery of this Agreement and until all of the Obligations are satisfied in full:

(a)          The Premises, the Borrower Parties and any other operator or user of the Premises shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or subject to any Remediation obligations under any Environmental Laws;

(b)          All uses and operations on or of the Premises, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto;

(c)          There shall be no Releases or Hazardous Materials in, on, under or from the Premises, except in Permitted Amounts;

(d)          Borrower shall keep the Premises, or cause the Premises to be kept, free and clear of all Environmental Liens; and

(e)          Borrower shall not do or allow any tenant or other user of the Premises to do any act that (i) materially increases the dangers to human health or the environment, (ii) poses an unreasonable risk of harm to any person or entity (whether on or off the Premises), (iii) impairs or is reasonably likely to impair the value of the Premises, (iv) is contrary to any requirement of any insurer, (v) constitutes a public or private nuisance or constitutes waste, or (vi) violates any covenant, condition, agreement or easement applicable to the Premises.

4.           Notification Requirements. Borrower shall immediately notify Lender in writing upon Borrower obtaining actual knowledge of:

(a)          any presence of Releases or Threatened Releases in, on, under, from or migrating towards the Premises, in excess of Permitted Amounts, including, without limitation, the presence on or under the Premises, or the escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under the Premises, of any Hazardous Materials, apparent or real, in excess of Permitted Amounts;

(b)          any non-compliance with any Environmental Laws related in any way to the Premises;

(c)          any Environmental Lien or any act or omission which would reasonably be expected to result in the imposition of an Environmental Lien;

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(d)          any required or proposed Remediation of environmental conditions relating to the Premises, including, without limitation, any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Premises;

(e)          any written or oral notice or other communication of which any of the Borrower Parties becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, USTs or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; or

(f)          any investigation or inquiry initiated by any Governmental Authority relating to the Environmental Condition of the Premises.

5.           Inspections. If required by any Environmental Law or upon any reasonable suspicion by Borrower or Lender of a Release, a Threatened Release or a violation of any Environmental Law, Borrower shall, at its sole cost and expense:

(a)          perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Lender (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender and Environmental Insurer the reports and other results thereof, and Lender, Environmental Insurer and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; and

(b)          have the Premises inspected as may be required by any Environmental Laws for seepage, spillage and other environmental concerns. If any USTs are located at the Premises, Borrower shall maintain and monitor such USTs in accordance with all Environmental Laws. Borrower shall provide Lender with written certified results of all inspections performed on the Premises. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Borrower. All inspections and tests performed on the Premises shall be conducted in compliance with all Environmental Laws.

6.           Remediation; Releases. Borrower shall, at its sole cost and expense, and without limiting the rights of Lender under any other provision of this Agreement, including, without limitation, Section 6(b), comply with all reasonable written requests of Lender to:

(1)         reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from the Premises;

(2)         comply with any Environmental Law;

(3)         comply with any directive from any Governmental Authority; and

(4)         take any other reasonable action necessary or appropriate for protection of human health or the environment.

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7.          Actions by Lender. Lender, Environmental Insurer and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises during normal business hours or at any time in the event of an emergency (including without limitation in connection with any Securitization, Participation or Transfer contemplated by the Loan Agreement or in connection with the exercise of any remedies set forth in the Mortgage or the other Loan Documents) to assess any and all aspects of the environmental condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender, Environmental Insurer and any such person or entity designated by Lender. Any such assessment and investigation shall be at Borrower’s sole cost and expense if, at the time Lender undertakes such assessment or investigation, Lender has a reasonable basis for believing that a Release has occurred at the Premises in excess of Permitted Amounts or if an Event of Default has occurred and is continuing. Otherwise, any such assessment and investigation shall be at Lender’s sole cost and expense.

8.          Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind of nature (including, without limitation, attorneys’ fees, court costs and other costs of defense) (collectively, “Losses”) (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party’s gross negligence or willful misconduct; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower’s interest in the Premises or Borrower’s failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents) and costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials or USTs in, on, above, or under the Premises; (ii) any past, present or Threatened Release in, on, above, under or from the Premises; (iii) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials or USTs at any time located in, under, on or above the Premises; (iv) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials or USTs at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened noncompliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials or USTs owned or possessed by Borrower, any person or entity affiliated with Borrower or any tenant or other user, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials or USTs; (x) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises, in accepting any Hazardous Materials or USTs for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises, from which there is a Release, or a Threatened Release of any Hazardous Materials or USTs which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; or (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

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9.          Release. Borrower fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lender and Environmental Insurer, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to this Agreement and any Hazardous Materials, USTs, Releases and/or Remediation on, at or affecting the Premises.

10.         Independent Obligations; Conflict. The obligations of Borrower and the rights and remedies of Lender set forth in this Agreement are independent from those of Borrower pursuant to the Loan Agreement, the Mortgage, the Note and the other Loan Documents, and shall survive the repayment of the Loan, the termination, expiration and/or release of the Loan Agreement, the Note, the Mortgage and the other Loan Documents and/or the judicial or nonjudicial foreclosure of the Mortgage by Lender or the delivery of a deed-in-lieu of foreclosure by Borrower to Lender. In the event any of the terms and provisions of this Agreement are in conflict with the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control as to such conflict.

11.         Reliance By Environmental Insurer. Borrower acknowledges and agrees that Environmental Insurer may rely on the representations, warranties and covenants set forth in this Agreement, that Environmental Insurer is an intended third-party beneficiary of such representations, warranties and covenants and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including, to the extent applicable, the right of subrogation.

12.         Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Agreement was substantially negotiated by Lender in the State of Arizona and delivered by Borrower in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without regard to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the state where the applicable Premises is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state where the Premises is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

13.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, including, without limitation, any United States trustee, any Borrower-in-possession or any trustee appointed from a private panel; provided, however, Borrower’s right to assign this Agreement shall be limited as set forth in the Loan Agreement.

14.         Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

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15.         Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. LENDER, BY ACCEPTING THIS AGREEMENT, AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF LENDER AND BORROWER, BORROWER’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

16.         Time of the Essence. Time is of the essence in the performance of each and every obligation under this Agreement.

17.         Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement shall be given in accordance with the notice provisions of the Loan Agreement.

18.         Amendments; Waivers. This Agreement may not be modified except by an instrument in writing executed by Borrower and Lender and no requirement hereof may be waived at any time except by a writing signed by the party against whom such waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.

19.         Headings. The headings appearing in this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

20.         Indemnity Agreements. Borrower hereby grants to Lender a security interest in all Indemnity Agreements, including, without limitation, the right to receive payments under the Indemnity Agreements. Upon the occurrence of an Event of Default, (i) Lender may exercise any or all of the remedies available to it under all applicable laws, including, without limitation, all applicable provisions of the Uniform Commercial Code, with respect to the Indemnity Agreements, and (ii) Lender shall have the immediate right to exercise all of Borrower’s rights and remedies under the Indemnity Agreements, including, without limitation, making demands and claims and receiving payments under the Indemnity Agreements. Borrower hereby grants Lender a power of attorney (which grant shall be deemed irrevocable and coupled with an interest) to exercise such rights and remedies.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

BORROWER:

FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation

By	/s/ Edward Alexander

Printed Name	Edward Alexander

Its	Executive Vice President

STATE OF Florida	)
) SS.
COUNTY OF Duval	)

The foregoing instrument was acknowledged before me on Oct 1, 2002 by Edward Alexander, Exec.Vice President of Family Steak Houses of Florida, Inc., a Florida corporation, on behalf of the corporation.

/s/ Cynthia D Newton
Notary Public

My Commission Expires:

Cynthia D Newton
My Commission DD112317
01-435323.03	Expires April 25, 2006
FFC No. 8100-4864
Unit #109
Neptune. FL
Rev. 3/13/02